Exhibit 10.28

WARRANT REPURCHASE OPTION AGREEMENT

THIS WARRANT REPURCHASE OPTION AGREEMENT (this “Agreement”) is made on October 28, 2014 between Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), and Crede CG III, Ltd., a Bermuda exempted company (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Securities Purchase Agreement, dated as of July 19, 2013, (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company a Series B Warrant to Purchase Common Stock (the “Series B Warrant”), which Series B Warrant was initially exercisable for 29,411,764 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company.

WHEREAS, the Investor effected the cashless exercise of the Series B Warrant for 7,000,000 shares of Common Stock.

WHEREAS, as a result of the cashless exercise of and certain anti-dilution adjustments to the Series B Warrant, the Series B Warrant is now exercisable for 23,257,258 shares of Common Stock (the “Unexercised Portion”), such number of shares subject to adjustment pursuant to the terms of the Series B Warrant, the Securities Purchase Agreement and related transaction documents.

WHEREAS, the Company and the Investor desire to enter into this Agreement, pursuant to which the Company may, at its option, repurchase between 50% and 100% of the Unexercised Portion of the Series B Warrant for up to an aggregate repurchase price of $ 4,091,000, with any repurchase below 100% requiring the consent of Investor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to such terms as set forth in the Securities Purchase Agreement.

Section 2. Repurchase Option.

(a)          Investor hereby grants the Company an option to repurchase from the Investor between 50% and 100% of the Unexercised Portion of the Series B Warrant (the “Option”) for a period commencing on the date of this Agreement until November 22, 2014 (the “Expiration Date”), at a purchase price of $0.1759 per share of Common Stock (the “Repurchase Price”); provided, however, that if the Company desires to exercise the Option for less than 100% of such Unexercised Portion, then it may only do so in the event that the Investor, in its sole discretion, consents. The Investor shall not be required to provide a reason in the event that it denies the Company the right to exercise the Option for less than 100% of the Unexercised Portion of the Series B Warrant, and such failure to consent shall not adversely affect the rights of Investor under the Series B Warrant, Securities Purchase Agreement or related transaction documents.

For the sake of clarity, and for illustration purposes only, the Repurchase Price for 100% of the Unexercised Portion of the Series B Warrant (currently 23,257,258 shares of Common Stock) would be $4,090,951.68 and the Repurchase Price for 50% of the Unexercised Portion of the Series B Warrant (currently 11,628,629 shares of Common Stock) would be $2,045,475.84. Such example shall not confer any rights upon the Company to exercise the Option for less than 100% of the Unexercised Portion. In the event the Company desires to exercise the Option, the Company shall give irrevocable notice by e-mail, no less than 3 business days prior to the Closing (as defined below), to the Investor of its intention to exercise the Option. In the event the Option is exercised by the Company, at the Closing, the Company shall pay the applicable aggregate Repurchase Price to the Investor for the Series B Warrant (or portion thereof) by wire transfer of immediately available funds in accordance with the Investor’s written wire instructions. Promptly following the receipt of such Repurchase Price by the Investor, the Investor shall deliver to the Company for cancellation the original Series B Warrant. In the event less than 100% of the Series B Warrant is repurchased, the Company shall reissue to Investor a warrant representing the unrepurchased portion of the Series B Warrant.

(b)          The Unexercised Portion, other share amounts and prices, if applicable, set forth in section 2(a) shall be adjusted automatically on a proportionate basis to take into account any reverse stock split with respect to the Common Stock that occurs during the term of this Agreement. For instance, in the event the Company effects a reverse split of the Common Stock at a ratio of one-for-sixty (1:60), 100% of the Unexercised Portion would be 387,621 shares of Common Stock and the Repurchase Price per share (on a post-split basis) for such amount would be $10.5541.

Section 3. Closing. The closing (“Closing”), if any, of the repurchase by the Company of the Series B Warrant (or portion thereof) shall take place on a date and time selected by the Company, but in no event later than the Expiration Date.

Section 4. Representations and Warranties of the Company.

(a)          Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to repurchase the Series B Warrant (or portion thereof) in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b)          No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or other organizational documents of the Company, any capital stock of the Company or Bylaws of the Company, (ii) conflict with, or

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constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(c)          Approvals.  The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the date hereof have been obtained or effected.

(d)          Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors which would be reasonably likely to adversely affect the transactions contemplated by this Agreement.

Section 5. Representations and Warranties of the Investor.

(a)          Authorization; Enforcement; Validity.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Investor and constitutes the legal, valid and binding obligations of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)          No Conflicts.  The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations hereunder.

(c)          Confirmation of Unexercised Portion; Other Confirmations.  Investor confirms that as of the date of this Agreement, the Unexercised Portion of the Series B Warrant is for

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23,257,258 shares of Common Stock (such number of shares subject to adjustment pursuant to the terms of the Series B Warrant, the Securities Purchase Agreement and related transaction documents). In addition, Investor confirms that once the Closing occurs, there will be no further sums due and no further obligations by the Company to the Investor pursuant to that Securities Purchase Agreement and all related documents executed in connection therewith. Investor further confirms that, there will be no anti-dilution adjustment to the exercise price or number of shares issuable pursuant to the Series B Warrant as a result of the execution of documentation or issuance of securities in connection with, or closing of, any equity financings of the Company prior to the Expiration Date. Investor represents and warrants to the Company that: (i) Investor has, and at the time of sale of the Series B Warrant to the Company will have, good and valid title to the Series B Warrant, free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever; and (ii) Investor is not a party to or bound by any agreement, or any judgment, decree or ruling of any governmental authority, affecting or relating to Investor’s right to transfer the Series B Warrant.

Section 6. Covenants of Investor.

(a)          Investor covenants that it shall not effect any exercise of the Unexercised Portion of the Series B Warrant, whether for cash or on a cashless basis, between October 27, 2014 and the Expiration Date.

(b)          Investor further covenants that commencing October 27, 2014 and prior to Closing, it shall not (1) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, the Series B Warrant and the shares of Common Stock underlying the Series B Warrant, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series B Warrant and the underlying Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, and (3) enter into any short sale, put or other option to dispose of Common Stock, or any hedging transaction in the Company’s securities.

Section 7. Miscellaneous.

(a)          Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives

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personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof’ and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)          Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and its permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(g)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(h)          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)          Survival.  The representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the repurchase of the Series B Warrant and the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Warrant Repurchase Option Agreement to be duly executed as of the date first written above.

COMPANY:

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	CEO

INVESTOR:

CREDE CG III, LTD.

By:	/s/ Terren S. Peizer
Name:
Title: